Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive proxy statement
[X]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-12

                       EVERTRUST FINANCIAL GROUP, INC.
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            (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[X]  Fee paid previously with preliminary materials:
          $24,707
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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FINAL



FOR IMMEDIATE RELEASE                                    Contact: Brad Ogura
                                             EverTrust Financial Group, Inc.
                                                                425/258-0380


               EverTrust Financial Group Adjourns Special Meeting

September 23, 2004 -- Everett, WA -- EverTrust Financial Group, Inc. (Nasdaq:
EVRT) today reported that it adjourned its special meeting of shareholders. The meeting will reconvene at Monday, October 11, 2004 at 9:00 am at the Monte Cristo Ballroom at 1507 Wall Street, Everett, Washington.

In accordance with the terms of its tentative settlement (which remains subject to court approval) of a lawsuit which threatened to delay its proposed merger with KeyCorp (NYSE: KEY), EverTrust recently distributed supplemental proxy material to its shareholders. EverTrust adjourned its meeting and will reconvene at the later date to allow shareholders time to consider the additional information. The additional information will not change the cash payment of $25.6016 payable to EverTrust shareholders under the merger agreement following the closing.

Shareholders that have voted and who do not wish to change their vote do not have to take any further action. Their votes will be counted. Shareholders that have not voted or that wish to change their vote may submit a proxy until October 11, 2004 or may attend and vote in person at the meeting.

On September 21, 2004, EverTrust announced that its Board had declared a dividend for the quarter ending September 30, 2004 in the amount of $0.11 per share, payable on October 1, 2004 to shareholders of record as of September 24, 2004. In addition, the Board also declared a pro-rata dividend of $0.11 per share on its common stock, payable on the number of days beginning October 1, 2004 to closing. All regulatory approvals to complete the merger have been received and a closing date of October 15, 2004 has been set. The closing remains subject to receipt of the necessary approval of EverTrust's shareholders.

EverTrust Financial Group is a diversified financial services holding company (regulated by the Federal Reserve) that serves the Puget Sound region of Washington state through its EverTrust Bank of Washington branches in Seattle, Bellevue, and Snohomish County; Commercial Mortgage Banking

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Group office in Tacoma, EverTrust Asset Management office in Seattle, and a commercial mortgage loan production office in Portland, Oregon.

EverTrust and certain of its directors and officers may be deemed to be participants in the solicitation of proxies for the special meeting of shareholders related to the merger agreement.

EverTrust has filed a proxy statement, supplemental proxy materials and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the "SEC") and mailed these materials to its shareholders. Shareholders are urged to read the proxy statement, the supplemental proxy materials, and any other relevant documents filed with the SEC, as well as any additional supplements or amendments to these documents, because they contain important information. You can obtain a free copy of these materials by contacting Brad Ogura at EverTrust Financial Group, Inc., 2707 Colby Avenue, Suite 600, Everett, Washington 98201, telephone 425/258-3645 or email: Ogura@EverTrustFinancial.com





For additional information, visit EverTrust Financial Group at www.EVRTonline.com.

                                     -end-

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